SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: December 19, 2008
(Date of earliest event reported)

INCENTRA SOLUTIONS, INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-16031	86-0793960
(Commission File No.)	(I.R.S. Employer Identification No.)

1140 Pearl Street
Boulder, Colorado 80302
(Address of principal executive offices; zip code)

(303) 449-8279
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANTS BUSINESS AND OPERATIONS

Item 1.01	Entry Into A Material Definitive Agreement

Effective December 19, 2008, we entered into an agreement with LV Administrative Services, Inc., as administrative and collateral agent,  for each of Valens U.S. SPV I, LLC ( “Valens U.S.”) and Valens Offshore SPV II ( “Valens Offshore”) that allows us to borrow up to $1.5 million (the “Overadvance”) in excess of the formula amount otherwise permitted to be borrowed under our existing revolving loan facility with Laurus Master Fund, Ltd. up through and including January 5, 2009.  Interest on the amount of any Overadvance is payable monthly in arrears at our current rate which is equal to ten percent (10%) per annum. The terms of the revolving loan facility were previously reported.

In connection with the Overadvance, we agreed to pay a fee of $100,000 at the earlier to occur of (i) February 6, 2010 or (ii) the date upon which all of our loan obligations arising under the Security Agreement, dated February 6, 2006, are paid in full.  At the election of Valens U.S. and Valens Offshore, the cash fees may be paid through the issuance of our common stock based on the share price that is the lesser of the volume weighted average trading price of our common stock for the ten (10) trading days immediately preceding the date of this agreement and the volume weighted trading price of our common stock for the ten (10) trading days immediately preceding the date upon which all of our loan obligations arising under the Security Agreement dated February 6, 2006, are paid in full.

As an inducement to the Overadvance, on December 19, 2008, we also entered into a Reaffirmation and Ratification Agreement with the aforementioned parties pursuant to which we reaffirmed our indebtedness, security and other provisions under the Security Agreement to Valens U.S. and Valens Offshore.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03	Creation Of A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement Of A Registrant.

The disclosures contained in Item 1.01 are incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Number	Documents

10.1
Overadvance Letter dated as of December 19, 2008 by and among Incentra Solutions, Inc., Incentra Solutions of the Northwest, Inc. , ManagedStorage International, Incentra Solutions International, Inc. Incentra Solutions of California, Inc., Network System Technologies, Inc., Sales Strategies, Inc. and LV Administrative Services, Inc. as administrative and collateral agent for each of Valens U.S. SPV I, LLC, and Valens Offshore SPV II.

10.2
Reaffirmation and Ratification Agreement dated as of December 19, 2008  by and among Incentra Solutions, Inc., Incentra Solutions of the Northwest, Inc. , ManagedStorage International, Incentra Solutions International, Inc. Incentra Solutions of California, Inc., Network System Technologies, Inc., Sales Strategies, Inc. and LV Administrative Services, Inc. as administrative and collateral agent for each of Valens U.S. SPV I, LLC, and Valens Offshore SPV II.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Incentra Solutions, Inc.

Date: December 24, 2008	By:	/s/ Anthony Di Paolo
Anthony Di Paolo
Chief Financial Officer